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IMPORTANT NOTICE
Dear Customer :
Please read this document carefully to understand its contents. Should you need any clarification or have any question, please feel free to contact our official responsible for this document or seek proper advice from any advisor or consultant as you deem appropriate
CITIBANK,  N.A.  BANGKOK/CITICORP  LEASING (THAILAND) LTD.
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                                Letter of Consent


I/We, King Power Duty Free Co., Ltd., the owner of the fixed deposit account/savings account/current account/certificate of deposit any other account or deposit instrument currently open at Citibank, N.A. (Bangkok Branch) (hereinafter referred to as the "Bank"), hereby agree to authorize the Bank to forthwith set-off the monies and the interest thereon from such deposit account/certificate of deposit to satisfy the obligations of all types which I/we have with the Bank or Citicorp Leasing (Thailand) Ltd. ("CLT"), or their subsidiaries, whether such obligation was incurred before, and/or has been incurred during the terms of this Letter, and/or every type of obligation which may incur hereafter, without limitation. With respect to any set-off from such account/certificate of deposit, the Bank is entitled to set-off notwithstanding that such deposit account/certificate of deposit has not become due for the payment in accordance with the agreement. The Bank or CLT are not required to give notice to me/us, and it shall be deemed that I/we have agreed to give consent to such set off in all respects. I/We promise that I/we will not oppose or claim for any damages whatsoever incurred from the fact that the Bank has exercised the right to set off the account in accordance with this Letter. I/We shall not do anything which may prejudice the rights of the Bank. It shall also be deemed that this Letter of Consent is always in full force and effect whereby I/we shall not revoke the consent without prior written consent from the Bank.

In the case where the receipt to the fixed deposit/Certificate of Deposit or deposit instrument aforementioned becomes due for the deposit term, or that the passbook to the deposit account is required to be replaced, or the amount of the deposit money is altered, and the obligation is not yet due for the repayment, I/we agree to authorize the Bank to renew the fixed deposit or to replace the receipt to the fixed deposit/the passbook or deposit instrument to my/our deposit account every time. I/We agree to deliver and authorize the Bank to set-off from every receipt to the fixed deposit/deposit account passbook/certificate of deposit, which have been renewed or replaced in accordance with the foregoing paragraph given to the Bank, as the security for the obligation performance to secure the debt as mentioned above.

In witness whereof, I/we have caused the letter to be signed and the seal (if any) to be hereunto affixed before the witnesses hereunder on this 15th day of November 2000/

Customer :   King Power Duty Free Co., Ltd.
or and on behalf of     - Signed -      (Seal of King Power Duty Free Co., Ltd.)
Name :         (Mr. Viratana Suntaranond)
Title :
Witness :
Witness :               - Signed -
               Hathyakanta Techakamphousha

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IMPORTANT NOTICE
Dear Customer :
Please read this document carefully to understand its contents. Should you need any clarification or have any question, please feel free to contact our official responsible for this document or seek proper advice from any advisor or consultant as you deem appropriate
CITIBANK, N.A.
BANGKOK BRANCH
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                          OVERDRAFT FACILITY AGREEMENT

THIS AGREEMENT is made this 15th day of November 2000

BETWEEN

CITIBANK, N.A. BANGKOK BRANCH (the "Bank")

AND

King Power Duty Free Co., Ltd. Of 989, Rama 1 Road, Pathum Wan Sub-district, Pathum Wan District, Bangkok Metropolis (the "Customer")

WHEREAS the Customer maintains Current Account No. 0123887026 with the Bangkok branch of the Bank (the "Current Account"); and

WHREAS the Customer has requested from the Bank, and the Bank is willing to grant to the Customer, an overdraft facility in the sum up to Baht 5,000,000.00 (Five Million Baht Only) (the "Facility Limit") upon the terms and conditions under this Agreement.

NOW, THEREFORE, it is hereby agreed as follows :

1.       FACILITY

         1.1 Subject to the terms and conditions under this Agreement, the Bank grants to the Customer an overdraft facility in the sum up to the Facility Limit. Throughout the terms of this Agreement, the Customer is entitled to utilize the overdraft facility by operating the Current Account in a normal manner, and the Customer shall ensure that the amount by which the aggregate debits exceed the aggregate credits (the "Negative Balance") shall not exceed the above Facility Limit at any time unless an increase in the Facility Limit is granted by the Bank, within its sole discretion, as permitted by Clause 4(C).

         1.2 Except as otherwise agreed in writing by the Bank, the Customer shall deposit sufficient funds into the Current Account at the end of the period of 180 days commencing from the date of this agreement and at the end of each of the 180 days periods thereafter, to eliminate the Negative Balance.

2.       INTEREST

         2.1 The Customer shall pay to the Bank interest on the daily Negative Balance (including such portion of the Negative Balance which the Bank may, within its sole discretion, allow to exceed the Facility Limit), if any, at the rate prescribed and announced by the Bank as applicable to the overdraft facility.

         2.2 The Customer expressly agrees that the Bank is entitled to, from time to time, change the interest rate applicable to the overdraft facility and change the basis of computation of interest. The change shall become effective as from the date prescribed and announced by the Bank.

         2.3 The Bank will notify the Customer of any change in interest rate applicable to the overdraft facility and the basis of the computation of interest, either by sending notice to the Customer whether by personal delivery, mail, by transmitting a facsimile with a confirmation in writing, or by publication in any daily English language newspaper in Thailand. Such notice or publication can be made before or after the effective date of the change. The Customer shall be bound to such change whether or not the Customer receives the notice or sees the publication.

         2.4 All accrued interest shall be paid by the Customer on the last banking day of each calendar month. The Bank shall be entitled to debit the Current Account with accrued interest due but unpaid and include such interest in the Negative Balance which shall bear interest at the rate applicable to the overdraft facility even if such debit may cause the Negative Balance to exceed the Facility Limit.

         2.5 All interest shall be computed on the basis of the actual number of days elapsed and a 365 day year inclusive of the first day during which such interest accrues to but excluding the date of actual payment.

3.       CREDITING THE CURRENT ACCOUNT

         All credit entries made into the Current Account in respect of cheques, bills of exchange, promissory notes, money orders, documentary credits or any other instruments are conditional upon actual receipt by the Bank of the full amount of the funds payable on such instruments. In case any credit entry is made and the deposited instrument is subsequently dishonoured or no payment is made under the deposited instrument by whatsoever reason, the Bank may reverse the credit entry and it shall be deemed as if the credit entry had never been made. The Bank may re-adjust the accrued interest on the Negative Balance accordingly as if the credit entry had never been made.

4.       VARIATION

         The Bank is entitled to do any of the following

         (a) demand the Customer to immediately deposit sufficient funds to eliminate the Negative Balance and pay accrued interest and any other sum due under this Agreement whereupon such sum shall become immediately due and payable;

         (b) refuse to honour any or all further overdrafts on the Current Account made by the Customer, whether or not the Facility Limit has been fully utilized;

         (c) increase or reduce the Facility Limit; and

         (d) debit any sum owed by the Customer to the Bank from the Current Account or whatsoever account.

         Any or all of the actions taken by the Bank under this Clause shall not be deemed as termination of the overdraft facility.

5.       STATEMENT OF ACCOUNT

         The Bank will maintain, in accordance with its usual banking practice, records of account (computerized and/or in books and ledgers) evidencing the transactions of the Current Account, and will send to the Customer a monthly statement of account. Unless the Customer protests to the Bank in writing within fourteen (14) days from the date of such statement and alleges an inaccuracy or discrepancy, the statement of account will be, save for manifest errors or conditional deposits as stated in Clause 3, binding and conclusive upon the Customer as a statement evidencing the total indebtedness of the Customer under the overdraft facility, if any, to the Bank for the relevant period.

         The Bank may refrain from sending to the Customer the monthly statement of account when the sum of the Negative Balance is a nominal amount, when there is no Negative Balance, or when the Bank deems appropriate.

6.       SECURITY

         6.1 Whenever the Bank shall demand, the Customer shall forthwith provide the Bank with a guarantee, security and/or additional guarantee and/or security and/or collateral (collectively called the "collateral") in forms and value acceptable to the Bank.

         6.2 Cross Collateralization : Any and all collateral given or to be given under this Agreement or in any document contemplated herein shall be a cross collateral creating a security interest for any and all, actual and contingent, current and future debts owed to the Bank and/or Citicorp Leasing (Thailand) Limited ("CLT") and/or any and all subsidiaries and affiliates of the Bank by the Customer and/or the collateral provider. The Customer and/or the collateral provider hereby agrees that it shall as soon as practicable execute and deliver to the Bank all documents and do all acts and things, including but not limited to registration with officials in charge if required, necessary for making and rendering such collateral valid, binding and enforceable and shall from time to time enter into any amendment or supplement to this agreement and/or the said collateral document as may be requested by the Bank and/or CLT.

         6.3 Prohibition of the Second Lien on Collateral : The collateral created or to be created under this Agreement or any document contemplated herein shall at all times be perfect and rank first as collateral in favour of the Bank, and the Customer and/or the security provider shall not create any other security interest or collateral right over the property which is the subject matter of the collateral created or to be created under this Agreement or any document contemplated herein.

7.       INDEMNITY

         The Customer shall indemnity and hold the Bank harmless against any and all losses, damages, claims and liabilities incurred by the Bank related to or in connection with this Agreement, including buy not limited to costs for maintaining the facility and/or the Current Account for the Customer, and shall reimburse the Bank upon demand of any payment, loss and damages which the Bank may make, suffer or sustain by any reason whatsoever. The certificate of the Bank as to such amounts shall be conclusive and binding on the Customer in absence of manifest errors. The Bank may debit the Current Account such amount whenever the Bank deems appropriate without prior written notice to or consent of the Customer.

8.       STAMP DUTIES, FEES AND EXPENSES

         All stamp duties, fees and expenses incurred in connection with this Agreement shall be for the account of the Customer and the Customer shall promptly upon demand reimburse the Bank in full. The Customer shall also reimburse the Bank for all costs, charges, fee and expenses (including, without limitation, legal fees and other professional fees) incurred by the Bank in recovering any sum due to the Bank under this Agreement or otherwise in preserving or enforcing or seeking to preserve or enforce any of its rights under this Agreement.

9.       TERMINATION

         9.1 Either the Bank or the Customer may terminate the overdraft facility at any time by notifying the other party of the termination in writing. Upon the termination, all the Negative Balance and other sums which are payable under this Agreement shall be immediately due and payable whereupon the Customer shall promptly pay such amount to the Bank.

         9.2 If the Customer shall, for any reason whatsoever, fail to pay any sum due under this Agreement after the termination of the overdraft faciluyty, interest shall be increased up to the maximum interest rate which a commercial bank in Thailand is allowed by the relevant laws and regulations to charge on loans during the relevant period of time.

10.      EVENTS OF DEFAULT

         Upon the happening of the following event of default, the Bank in its discretion may, without prejudice to any other available rights and remedies, by written notice to the Customer, terminate this Agreement immediately:

         (a) Cross Default and Cross Acceleration : If the Customer fails for any reason to make payment of any indebtedness or perform any of its obligations to the Bank and/or CLT and/or any and all subsidiaries and affiliates of the Bank under any other agreement or document, or any other creditor when due, or if any indebtedness under any agreement or document binding on the Customer is validly declared or otherwise becomes due and payable prior to its specified maturity date at any time from the signing date of this Agreement and the failure is not cured with seven (7) calendar days; then it shall be deemed that there has occurred and is continuing an Event of Default under this Agreement and/or any other agreement or document made between the Customer and any of the Bank and/or CLT and/or any and all subsidiaries and affiliates of the Bank.

         (b) Change of Ownership as Event of Default : If at any time the top ten exising major shareholders of the Customer has lost, reduced or waived their right to the direct shareholding and ownership in the Customer company to less than 50% of the company's issued share capital; then it shall be deemed that there has occurred and is continuing an Event of Default under this Agreement and/or under any other agreement or ducument made between the Customer and any of the Bank and/or CLT and/or any and all subsidiaries and affiliates of the Bank.

11.      SETOFF

         The Bank may, at any time and without notice to the Customer, set off and apply any credit balance (or any part thereof in such amount as the Bank shall determine) on any account (whether matured or not and in whatever currency) of the Customer maintained with the Bank and any other moneys owing by the Bank to the Customer against the indebtedness (whether actual or contingent) of the Customer under this Agreement.

12.      ASSIGNMENT

         This Agreement shall be binding on and inure to the benefit of the Customer and the Bank and its respective successors, but the rights of the customer under this Agreement are personal to it and may not be assigned either in whole or in part by the Customer. The Bank may at any time upon written notice to the Customer assign or transfer all or any of its rights or obligations under this Agreement, or sub-participate its interest under this Agreement in whole or in part.

13.      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of Thailand.

IN WITNESS WHEREOF, the parties hereto, having read and understood the contents of this Agreement, have executed this Agreement

CITIBANK, N.A., BANGKOK BRANCH

                           Name    :     (............- Signed -...............)
                                                 VICHAI KITCHARANANT
                           Title   :     (.....................................)
                                                           (Seal of King Power
                                                            Duty Free Co., Ltd.)
                           CUSTOMER :...............- Signed -..................
                                           KING POWER DUTY FREE CO., LTD.

                           Name    :            (Mr. Viratana Suntaranond)

                           Title   :     (.....................................)

Spouse (in case the customer is a natural person) giving consent to the customer's entering into this Agreement.

                           Name    :     (.....................................)

                           Witness :     (.....................................)

                           Name    :     (.....................................)

                           Witness :     (................-Signed -............)
                                                Hathyakanta Techakamphousha

                           Name    :     (.....................................)